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                                                             Grant _____________

[LOGO]


                              OAK TECHNOLOGY, INC.

                  EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT") by and between Oak Technology, Inc., a Delaware corporation (the COMPANY"), and _____________________________ (the "EMPLOYEE"), is made as of the
________________ (such date being sometimes referred to herein as the "DATE OF GRANT").

                                 R E C I T A L S

     A. The Company has adopted and implemented its 1994 Stock Option Plan (the "PLAN") permitting the grant of stock options to employees and consultants of the Company or any Parent or Subsidiary (each as defined in the Plan) of the Company, some of which are intended to be non-qualified stock options in that they do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to purchase shares of the authorized but unissued Common Stock or treasury shares of the Company, $0.001 par value ("COMMON STOCK").

     B. The Board of Directors of the Company (the "BOARD") or the Committee (as defined in the Plan) (subsequent references herein to the Board shall also mean the Committee, if such Committee has been appointed) has authorized the granting of a non-qualified stock option to Employee, thereby allowing Employee to acquire an ownership interest (or increase his or her existing ownership interest) in the Company. Unless otherwise defined in this Agreement or the context otherwise requires, all capitalized terms used in this Agreement shall have the respective meanings assigned to those terms in the Plan.

                                A G R E E M E N T

     NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

     1. GRANT OF STOCK OPTION. The Company hereby grants to the Employee a non-transferable and non-assignable option to purchase an aggregate of up to ________________ shares of the Company's Common Stock at the exercise price of $________________ per share, upon the terms and conditions set forth herein (such purchase right being sometimes referred to herein as "the Option" or "this Option").

     2. TERM AND TYPE OF OPTION. Unless earlier terminated in accordance with Sections 4 or 5.2 hereof, this Option and all rights of the Employee to purchase Common Stock hereunder shall expire with respect to all of the shares then subject to this Agreement at 5:00 p.m. Pacific time on ________________. This Option is a non-qualified stock option in that it is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Accordingly, the Employee understands that under current law he or she will recognize ordinary income for federal income tax purposes upon exercise of this Option in an amount equal to the excess (if any) of the Fair Market Value (as defined in the Plan) of the shares of Common Stock so purchased over the exercise price paid for such shares.

     3. EXERCISE SCHEDULE. Subject to the remaining provisions of this Agreement, this Option shall be exercisable as follows:

          3.1 FIRST INSTALLMENT. Commencing upon the Date of Grant (the "INITIAL EXERCISE DATE"), the Employee may exercise this Option for up to __________ percent (___%) of the shares covered hereby (rounded up to the nearest whole number of shares).


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          3.2 SUBSEQUENT INSTALLMENTS. Upon the date occurring one (1) month after the Initial Exercise Date, and continuing thereafter on each subsequent monthly anniversary of the Initial Exercise Date, the Employee may exercise this Option for up to an additional two percent (2%) of the shares covered hereby (rounded up to the nearest whole number of shares), so that this Option shall become fully exercisable as of _________________. In no event shall the Option be exercisable for more shares than the number of shares set forth in Section 1.

          3.3 CUMULATIVE NATURE OF EXERCISE SCHEDULE. The exercise dates specified above refer to the earliest dates on which this Option may be exercised with respect to the stated percentages of the Common Stock covered by this Option, and this Option may be exercised with respect to all or any part of any such percentage of the total shares at any time on or after such dates (until the expiration date specified in Section 2 above or any earlier termination of this Option pursuant to Section 4 or 5.2 of this Agreement). Except as permitted in Section 4, the Employee must be and remain in the employ of the Company, or of any Parent or Subsidiary of the Company, during the entire period commencing with the date of grant of this Option and ending with each of the periods appearing in the above schedule in order to exercise this Option with respect to the shares applicable to any such period. Any references in this Agreement to the Employee's employment with the Company shall be deemed to refer also to the Employee's employment with any Parent or Subsidiary of the Company, as applicable.

          3.4 OVERRIDING LIMITATION ON TIME FOR EXERCISE. Notwithstanding any other provisions of this Agreement, the Option may not be exercised after the expiration of ______________ months from the Date of Grant.

     4. RIGHTS ON TERMINATION OF EMPLOYMENT. Upon the termination of the Employee's employment with the Company (or with any Parent or Subsidiary of the Company), the Employee's right to exercise this Option shall be limited in the manner set forth in this Section 4 (and this Option shall terminate in the event not so exercised), and subject to the limitation provided in Section 3.4.

          4.1 DEATH. If the Employee's employment is terminated by death, the Employee's estate may, for a period of twelve (12) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination. The Employee's estate shall mean the Employee's legal representative upon death or any person who acquires the right to exercise the Option by reason of such death in accordance with Section 6.2.

          4.2 RETIREMENT. If the Employee's employment is terminated by voluntary retirement at or after reaching sixty-five (65) years of age, the Employee may, within three (3) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination unless the Employee dies prior thereto, in which event the Employee shall be treated as though the Employee had died on the date of retirement and the provisions of Section 4.1 above shall apply.

          4.3 DISABILITY. If the Employee's employment is terminated because of a Disability, the Employee may, within twelve (12) months following the date of such termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination unless the Employee dies prior to the expiration of such period, in which event the Employee shall be treated as though the Employee's death occurred on the date of termination because of Disability and the provisions of Section 4.1 above shall apply.

          4.4 OTHER TERMINATION. If the Employee's employment is terminated for any reason other than provided in Sections 4.1, 4.2 and 4.3 above, the Employee or the Employee's estate may, within three (3) months after the date of the Employee's termination, exercise the Option to the extent it was exercisable by the Employee on the date of such termination.

          4.5 TRANSFER OF EMPLOYMENT TO RELATED CORPORATION. In the event the Employee leaves the employ of the Company to become an employee of any Parent or Subsidiary of the Company or if the Employee leaves the employ of any such Parent or Subsidiary to become an employee of the Company or of another Parent or Subsidiary, the Employee shall be deemed to continue as an employee of the Company for all purposes of this Agreement for so long as employment with a Parent or Subsidiary continues.


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     5. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CHANGE OF CONTROL.

          5.1 STOCK SPLITS AND SIMILAR EVENTS. Appropriate adjustments shall be made in the number and class of shares of capital stock subject to the Plan as described in Section 2 of the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become shares of another corporation (the "NEW SHARES"), the Company may unilaterally amend such Options to provide that each Option is exercisable for New Shares. In the event of any such amendment, the number of shares subject to and the exercise price of each Option shall be adjusted in a fair and equitable manner.

          5.2 CHANGE OF CONTROL. In the event of a Change of Control (as defined below), the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall either assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change of Control nor exercised as of the date of the Change of Control shall terminate and cease to be outstanding effective as of the date of the Change of Control. A "CHANGE OF CONTROL" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

               5.2.1 the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

               5.2.2 a merger or consolidation in which the Company is not the surviving corporation, other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the Stockholders of the Company and the Options are assumed or substituted by the Acquiring Corporation, which assumption or substitution shall be binding on the Employee.

               5.2.3 a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation.

               5.2.4 the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more Subsidiaries of the Company.

               5.2.5 a liquidation or dissolution of the Company.

               5.2.6 any other transaction which qualifies as a "corporate transaction" under Section 424 of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

          5.3 BOARD'S DETERMINATION FINAL AND BINDING UPON EMPLOYEE. To the extent that the foregoing adjustments in this Section 5 relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The Company agrees to give notice of any such adjustment to the Employee; provided, however, that any such adjustment shall be effective and binding for all purposes hereof whether or not such notice is given or received.

          5.4 NO RIGHTS EXCEPT AS EXPRESSLY STATED. Except as hereinabove expressly provided in this Section 5, no additional rights shall accrue to the Employee by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Option. Neither the Employee nor any person claiming under or through the Employee shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of

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this Option, unless and until this Option is properly and lawfully exercised and a certificate representing the shares so purchased is duly issued and delivered to the Employee or to his or her estate.

          5.5 NO LIMITATIONS ON COMPANY'S DISCRETION. The grant of the Option hereby shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     6. MANNER OF EXERCISE.

          6.1 GENERAL INSTRUCTIONS FOR EXERCISE. The Option shall be exercised by the Employee by either contacting E*Trade OptionsLink at WWW.OPTIONSLINK.COM or OptionsLink Customer Services at (800) 838-0908 to process the transaction; or by completing, executing and delivering to the Company a Notice of Exercise (the "NOTICE OF EXERCISE"), in substantially the form attached hereto as Exhibit A, which Notice of Exercise shall specify the number of shares of Common Stock which the Employee elects to purchase. The Company's obligation to deliver shares upon the exercise of this Option shall be subject to the Employee's satisfaction of all applicable federal, state, local and foreign income and employment tax withholding requirements, if any. Upon receipt of such Notice of Exercise and of payment of the purchase price (and payment of applicable taxes as provided above), the Company shall, as soon as reasonably possible and subject to all other provisions hereof, deliver certificates for the shares of Common Stock so purchased, registered in the Employee's name or in the name of his or her legal representative (if applicable). Payment of the purchase price upon any exercise of the Option shall be made by check acceptable to the Company or in cash; provided, however, that the Committee may, in its sole and absolute discretion, accept any other legal consideration to the extent permitted under applicable laws and the Plan including, without limitation, consummation of an immediate sale proceeds transaction ("IMMEDIATE SALE PROCEEDS"), which transaction may be executed (a) through a "same day sale" commitment from the Employee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER") whereby the Employee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased under the Option to pay for the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company or (b) through a "margin" commitment from the Employee and a NASD Dealer whereby the Employee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company.

          6.2 EXERCISE PROCEDURE AFTER DEATH. To the extent exercisable after the Employee's death, this Option shall be exercised only by the Employee's executor(s) or administrator(s) or the person or persons to whom this Option is transferred under the Employee's will or, if the Employee shall fail to make testamentary disposition of this Option, under the applicable laws of descent and distribution. Any such transferee exercising this Option must furnish the Company with (1) written Notice of Exercise and relevant information as to his, her or its status, (2) evidence satisfactory to the Company to establish the validity of the transfer of this Option and compliance with any laws or regulations pertaining to said transfer, and (3) written acceptance of the terms and conditions of this Option as contained in this Agreement.

     7. NON-TRANSFERABLE. The Option shall, during the lifetime of the Employee, be exercisable only by the Employee and shall not be transferable or assignable by the Employee in whole or in part other than by will or the laws of descent and distribution. If the Employee shall make any such purported transfer or assignment of the Option, such assignment shall be null and void and of no force or effect whatsoever.

     8. COMPLIANCE WITH SECURITIES AND OTHER LAWS. The Option may not be exercised and the Company shall not be obligated to deliver any certificates evidencing shares of Common Stock hereunder if the issuance of shares upon such exercise would constitute a violation of any applicable requirements of: (i) the Securities Act of 1933, as amended, (ii) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) applicable state or foreign securities laws,
(iv) any applicable listing requirement of any stock exchange on which the Company's Common Stock is then listed, and (v) any other law or regulation applicable to the issuance of such shares. Nothing herein shall be construed to require the Company to register or qualify any securities under applicable federal, state or foreign securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of the Option. To the extent deemed necessary by the Company's counsel, shares of Common Stock issued upon exercise of this Option shall include such legends as in the opinion of the Company's counsel may be required by applicable federal, state and foreign securities laws.

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     9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in this Agreement shall: (i) confer upon the Employee any right with respect to the continuance of employment by the Company, or by any Parent or Subsidiary of the Company, or
(ii) limit in any way the right of the Company, or of any Parent or Subsidiary, to terminate the Employee's employment at any time. Except to the extent the Company and Employee shall have otherwise agreed in writing, Employee's employment shall be terminable by the Company (or by a Parent or Subsidiary, if applicable) at will. The Board in its sole discretion shall determine whether any leave of absence or interruption in service (including an interruption during military service) shall be deemed a termination of employment for the purposes of this Agreement.

     10. OPTION SUBJECT TO TERMS OF PLAN. In addition to the provisions hereof, this Agreement and the Option are governed by, and subject to the terms and conditions of, the Plan. The Employee acknowledges receipt of a copy of the Plan (a copy of which is attached hereto as Exhibit B). The Employee represents that he or she is familiar with the terms and conditions of the Plan, and hereby accepts the Option subject to all of the terms and conditions thereof, which terms and conditions shall control to the extent inconsistent in any respect with the provisions of this Agreement. The Employee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board as to any questions arising under the Plan or under this Agreement.

     11. INTENT TO COMPLY WITH SEC RULE 16b-3. With respect to Insiders, transactions under this Agreement are intended to comply with all applicable conditions of SEC Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event this Agreement does not include a provision required by Rule 16b-3 to be stated herein, such provision shall be deemed automatically to be incorporated by reference into this Agreement insofar as Insiders are concerned.

     12. NOTICES. All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the other party at the addresses indicated on the signature page hereof or as otherwise provided below. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

     13. FURTHER ASSURANCES. The Employee shall, upon request of the Company, take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement and, when required or permitted by any provision of this Agreement to transfer all or any portion of the Common Stock purchased hereunder to the Company (and its assignees), the Employee shall deliver such Common Stock endorsed in blank or accompanied by Stock Assignments Separate from Certificate endorsed in blank, so that title thereto will pass by delivery alone. Any sale or transfer by the Employee of the Common Stock to the Company (and its assignees) shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

     14. SUCCESSORS. Except to the extent the same is specifically limited by the terms and provisions of this Agreement, this Agreement is binding upon the Employee and the Employee's successors, heirs and personal representatives, and upon the Company, its successors and assigns.

     15. TERMINATION OR AMENDMENT. Subject to the terms and conditions of the Plan, the Board may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Employee.

     16. INTEGRATED AGREEMENT. This Agreement and the Plan constitute the entire understanding and agreement of the Employee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties between the Employee and the Company other than those set forth or provided for herein. To the extent contemplated herein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

     17. OTHER MISCELLANEOUS TERMS. Titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

     18. INDEPENDENT TAX ADVICE. The Employee agrees that he or she has obtained or will obtain the advice of independent tax counsel (or has determined not to obtain such advice, having had adequate opportunity to do so) regarding the federal, state and/or foreign income tax consequences of the receipt and exercise of the Option and of the disposition of Common Stock acquired upon exercise hereof. The Employee acknowledges that he or she has not relied and will not rely upon any advice or representation by the Company or by its employees or representatives with respect to the tax treatment of the Option.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                                 EMPLOYEE:

OAK TECHNOLOGY, INC.
a Delaware Corporation


[SIGNATURE]

Signature                                Signature ________________________
By:  John S. Edmunds                     Name Printed:_____________________
Its:   Vice President and CFO
                                         Address:__________________________
Address: 139 Kifer Court                 __________________________________
         Sunnyvale, CA 94086
         U.S.A.


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                              SCHEDULE OF EXHIBITS


               EXHIBIT A:           Oak Technology Exercise Agreement
                                    For Employee Stock Option Agreement

               EXHIBIT B:           1994 Stock Option Plan

EXHIBIT A
                        OAK TECHNOLOGY EXERCISE AGREEMENT

Optionee Name:                        Social Security #:
               -----------------------                   ---------------------
Home Address:                         Daytime Phone Number:

------------------------------------------------------------------------------
OPTION(S) EXERCISED:

---------------------------------------------------------------------------------------------------------------------------------
                                                                         (1)   x             (2)    =                 (3)
                  Grant                                               Grant Price     Number of Shares           Total Exercise
                Number        Grant Date         NQ** or ISO?          Per Share        To be exercised           Option Price
    Plan
---------------------------------------------------------------------------------------------------------------------------------

                                                                $                                            $
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                $                                            $
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                $                                            $
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             $
---------------------------------------------------------------------------------------------------------------------------------
                                                                                    ** Total NQ Taxes Due:   $
                                                                                                             --------------------
                                                                                                   Total:
---------------------------------------------------------------------------------------------------------------------------------

PAYMENT AND ISSUANCE INSTRUCTIONS:
Attached is my check # __________ in the amount of $__________ to pay for the exercise of my stock option as listed above. Issue the certificate in my name and send it to:

/_/ My home address listed above OR /_/ My broker as designated below:
                             Broker Name:   ______________________________
                             Company Name:  ______________________________
                             Address:       ______________________________
                                            ______________________________
                             Account #:     ______________________________
                             Phone:         ______________________________

------------------------------------------------------------------------------
REPRESENTATIONS:

_________  I do NOT have access to, nor am I aware of, any inside information
INITIAL regarding Oak Technology, which could OR HAS influenced my decision to purchase and/or sell this stock.


_________  I hereby agree to notify Oak Technology upon the transfer/sale of
INITIAL my shares acquired under any ISO exercise and agree to hold harmless Oak Technology regarding the reporting of income subject to the transfer/sale of these shares. I am not relying on Oak Technology or E*TRADE Business Solutions Group for any tax advice.

                           OFFICERS AND DIRECTORS ONLY

   I AM an officer and/or director of Oak Technology and I
                  (initial for each response):

     ________   have reviewed my transactions relative to Section 16.
     ________   have held this option 6 months from date of grant.
     ________   wish/wish not to file an 83 (b) Election.
     ________   am required to sell pursuant to Rule 144 & have filed
                the necessary documentation.
     ________   understand a Form 4 will be required because of this
                transaction.

-------------------------------------------------------------------------------
The undersigned holder of the stock option(s) described above irrevocably exercises such option(s) as set forth and herewith makes payment therefore, all at the price and on the terms and conditions specified in the stock option agreement(s) pertaining to the option(s) exercised.

INSTRUCTIONS: FAX A COPY OF THE COMPLETED FORM AND THE CHECK TO E*TRADE BUSINESS SOLUTIONS GROUP, ATTN: EQUITY RESOURCE DIVISION AT FAX (916) 463-2926. MAIL THIS COMPLETED EXERCISE FORM AND CHECK, MADE PAYABLE TO:

             OAK TECHNOLOGY AT 139 KIFER COURT SUNNYVALE, CA 94086,
                               ATTN: KAREN PEREIRA
OPTIONEE SIGNATURE                                       DATE

-------------------------------------------------------------------------------
FOR E*TRADE BUSINESS SOLUTIONS GROUP USE ONLY:

Insider List Verified: ____________   Stock Administrator: _________________   Date: ____________

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EXHIBIT B


                             1994 STOCK OPTION PLAN